Exhibit 99.1

Global Pari-Mutuel Services, Inc. Out of Funds Necessary for
Continued Development of New Product

NEW YORK, NY, June 8, 2011 — Global Pari-Mutuel Services, Inc. (Other OTC: GPRM.PK) (the “Company”), previously stated that it was developing a new product to allow users to compete, using a system of pari-mutuel wagering, on the relative price movements of various financial instruments, and anticipated launching the product during September 2011. The Company is currently out of funds necessary for the continued development of the product and consequently will no longer meet its anticipated September 2011 launch.  The Company continues to explore capital raising alternatives to enable it to continue the development of the product and the operation of its business.

About Global Pari-Mutuel Services, Inc.

Global Pari-Mutuel Services, Inc. is pursuing the development of a new proprietary technology that will allow users to compete, using a system of pari-mutuel wagering, on the relative price movements of various financial instruments including stocks, bonds, and indices. The company anticipates that its new products, if developed, would be at the intersection of financial markets, gaming, and fantasy sports.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements with respect to the timing of new product introductions, product development and delivery plans, and the distinctiveness of products. Such statements are based on the current expectations and certain assumptions of GPRM’s management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond GPRM's control, affect GPRM’s operations, performance, business strategy and results and could cause the actual results to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements contained in this press release. More detailed information about the risk factors affecting GPRM performance is contained in GPRM filings with the SEC, which are available on the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analyses only as of the date hereof. GPRM neither intends to, nor assumes any obligation to, update or revise these forward-looking statements in light of developments that differ from those anticipated.

Contact:
Laura Asquino
Global Pari-Mutuel Services, Inc.
(646) 535-0338
lasquino@gprm.net